Parker Drilling Reports 2013 Fourth Quarter and Full Year Results

HOUSTON, Feb. 26, 2014 /PRNewswire/ -- Parker Drilling Company (NYSE: PKD), an international provider of contract drilling and drilling-related services and rental tools to the energy industry, today reported results for the quarter ended December 31, 2013, including fourth quarter net income of $10.2 million, or $0.08 per diluted share, on revenues of $243.3 million. These results include non-routine expenses of $3.3 million, pre-tax, related to the April acquisition of International Tubular Services Limited (ITS). Excluding these non-routine expenses, the Company's adjusted net income was $12.3 million, or $0.10 per diluted share, compared with similarly adjusted 2013 third quarter net income of $14.5 million and $0.12 per diluted share, on revenues of $237.8 million. Fourth quarter adjusted EBITDA, excluding non-routine expenses, was $69.6 million, compared with $75.1 million for the preceding quarter.

"Market activity during the fourth quarter was mixed, providing both challenges and opportunities," said Gary Rich, president and chief executive officer. "Competitive conditions in the U.S. land market and a business disruption in Iraq slowed the momentum in our Rental Tools segment. Elsewhere, we made good operating progress. Our U.S. Drilling segment produced solid results, the U.S. Barge Drilling segment achieved higher average dayrates and maintained its high rig utilization, and the International Drilling segment increased its fleet utilization. Our Technical Services segment benefited from a recent drilling package design engagement. Also, we took steps to sharpen our business focus, selling two international land rigs and one international barge rig no longer suited to our strategy."

2013 Summary

Results for the year ended December 31, 2013 included net income of $27.0 million, or $0.22 per diluted share, on revenues of $874.2 million. Included in the 2013 results are non-routine expenses of $28.2 million, pre-tax, primarily related to the April acquisition of ITS and the debt extinguishment costs associated with a mid-year debt refinancing. Excluding these non-routine expenses, the Company earned net income of $48.2 million, or $0.40 per diluted share, compared with similarly adjusted 2012 net income of $55.0 million and $0.46 per diluted share, on revenues of $677.8 million. Adjusted EBITDA, excluding these non-routine expenses, was $257.3 million, compared with $235.1 million for the preceding year.

"The Company made significant progress in 2013," continued Mr. Rich. "The fleet average dayrate for our U.S. barge drilling business was 14 percent higher at the end of 2013, compared with the end of 2012. Over the same period, our international drilling rig fleet utilization increased to 73 percent from 42 percent. Our revenues attributable to rental tools applications in the U.S. Gulf of Mexico grew by approximately 27 percent in 2013 compared with the prior year. Our two arctic-class drilling rigs in Alaska have been solid performers since being commissioned around the beginning of the year. We further expanded our performance potential through the strategic acquisition of ITS, an international rental tools and well service provider, and the addition of a three-platform O&M contract in California," Mr. Rich added.

Outlook

"We are encouraged by industry forecasts calling for expanded drilling activity in the U.S. and international markets, and we believe the projected growth, if realized, should benefit us broadly. However, we expect a sequential decline in first quarter results due to continuing competitive conditions in the U.S. land drilling market, reduced demand in the U.S. Gulf of Mexico barge drilling market, and higher rig start-up costs and lower realized dayrates in certain international drilling markets. We anticipate improvements during the remainder of the year, as the U.S. land drilling market strengthens, activity in the U.S. Gulf of Mexico barge drilling market increases, and our international drilling operations work through rig start-up and standby conditions. We are already seeing improvements. Our U.S. rental tools business is currently achieving higher utilization, the number of our barge rigs under contract has increased since January, and our international drilling business has several rigs scheduled to begin full operation before mid-year.

"To further develop our long term potential, we continue to strengthen our customer-focused core competencies, aligning our activities with our customer's needs. As we expand our presence with customers who value the kind of innovation, reliability and efficiency we provide, we expect to find opportunities to consistently deliver reliable results, higher returns and continued growth," Mr. Rich concluded.

Fourth Quarter Review

Parker Drilling's revenues for the 2013 fourth quarter, compared with the 2013 third quarter, increased 2 percent to $243.3 million from $237.8 million, segment operating gross margin excluding depreciation and amortization expense (segment gross margin) increased to $84.9 million from $84.6 million and segment gross margin as a percentage of revenues was 34.9 percent, compared with 35.6 percent for the prior period.

  Rental Tools segment revenues were $81.3 million, segment gross margin was $35.6 million and segment gross margin as a percentage of revenues was 43.8 percent.  Compared with the 2013 third quarter, revenues decreased 9 percent, segment gross margin decreased 13 percent, and segment gross margin as a percentage of revenues was lower.  These decreases reflect the continued impact of competitive conditions in the U.S. land drilling market, lower levels of Gulf of Mexico offshore drilling business, a short-term business disruption in southern Iraq, and lower sales of "lost-in-hole" tools.
  U.S. Barge Drilling segment revenues were $34.8 million, segment gross margin was $17.4 million, and segment gross margin as a percentage of revenues was 49.9 percent.  Compared with the 2013 third quarter, revenues increased 3 percent, segment gross margin increased 10 percent, and segment gross margin as a percentage of revenues rose. These results primarily reflect the benefit of an increase in our average dayrate while sustaining high utilization levels and a reduction in operating costs.
  U.S. Drilling segment revenues were $18.7 million, segment gross margin was $4.0 million and segment gross margin as a percentage of revenues was 21.5 percent. Compared with the 2013 third quarter, revenues were unchanged, segment gross margin increased by 3 percent and segment gross margin as a percentage of revenues rose.  Since initiation of drilling activities by our arctic-class drilling rigs in Alaska and an O&M contract in California, the segment continues to make a steady contribution to operating results.
  International Drilling segment revenues were $97.6 million, segment gross margin was $21.7 million, and segment gross margin as a percentage of revenues was 22.2 percent. Compared with the 2013 third quarter, revenues increased 10 percent, segment gross margin decreased 9 percent and segment gross margin as a percentage of revenues declined.  The segment's higher level of reimbursables and higher average rig fleet utilization were the primary contributors to the increase in revenues. This was partially offset by the impact of a greater number of days on reduced rate during the period.  A decline in segment gross margin is primarily due to higher operating costs in select locations including start-up of our two rigs in the Kurdistan Region of Iraq.
  Technical Services segment revenues were $11.0 million and segment gross margin was $1.6 million, and segment gross margin as a percentage of revenues was 14.4 percent.  Compared with the 2013 third quarter, revenues, segment gross margin and segment gross margin as a percentage of revenues all rose, primarily due to a recent design and engineering engagement for a large international extended-reach land rig project.
  Construction Contract segment reported a contribution to earnings of $4.7 million resulting from the close-out of the contingency reserve for an extended-reach land rig construction project cancelled by the customer in 2011.

General and administrative expense increased to $18.7 million for the 2013 fourth quarter, from $14.2 million for the prior quarter. Both periods included non-routine costs associated with the integration of ITS. Excluding these costs, the increase in expense was primarily due to an executive retirement, the "go-live" of a key finance module of our new enterprise resource planning system, and higher compensation and employee benefit program costs.

Capital expenditures were approximately $51 million for the 2013 fourth quarter, and approximately $156 million for the year.

Conference Call

Parker Drilling has scheduled a conference call for 10:00 a.m. Central time (11:00 a.m. Eastern time) on Wednesday, February 26, 2014, to review reported results. The call will be available by telephone at (480) 629-9771. The call can also be accessed through the Investor Relations section of the Company's website. A replay of the call can be accessed on the Company's website for 12 months and will be available by telephone from February 26, 2014 through March 5, 2014 at (303) 590-3030, using the access code 46685446#.

Cautionary Statement

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. All statements in this press release other than statements of historical facts that address activities, events or developments that the Company expects, projects, believes, or anticipates will or may occur in the future are forward-looking statements. These statements include, but are not limited to, statements about anticipated future financial or operational results; the outlook for rental tools utilization and rig utilization and dayrates; the results of past capital expenditures; scheduled start-ups of rigs; general industry conditions such as the demand for drilling and the factors affecting demand; competitive advantages such as technological innovation; future operating results of the Company's rigs, rental tools operations and projects under management; future capital expenditures; expansion and growth opportunities; acquisitions or joint ventures; asset sales; successful negotiation and execution of contracts; scheduled delivery of drilling rigs for operation; the strengthening of the Company's financial position; increases in market share; outcomes of legal proceedings; compliance with credit facility and indenture covenants; and similar matters. These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Although the Company believes that its expectations stated in this press release are based on reasonable assumptions, such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, that could cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to changes in worldwide economic and business conditions, fluctuations in oil and natural gas prices, compliance with existing laws and changes in laws or government regulations, the failure to realize the benefits of, and other risks relating to, acquisitions, the risk of cost overruns, our ability to refinance our debt and other important factors, many of which could adversely affect market conditions, demand for our services, and costs, and all or any one of which could cause actual results to differ materially from those projected as described in the Company's reports filed with the Securities and Exchange Commission. For more information, see "Risk Factors" in the Company's Annual Report filed on Form 10-K and other public filings and press releases. Each forward-looking statement speaks only as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Company Description

Parker Drilling (NYSE: PKD) provides contract drilling and drilling-related services and rental tools to the energy industry. The Company's drilling services business serves operators in the inland waters of the U.S. Gulf of Mexico utilizing Parker's barge rig fleet and in select international markets and harsh-environment regions utilizing Parker-owned and customer-owned equipment. The Company's rental tools business supplies premium equipment and well services to operators on land and offshore in the U.S. and international markets. More information about Parker Drilling can be found on the Company's website at www.parkerdrilling.com.

PARKER DRILLING COMPANY
Consolidated Condensed Balance Sheets
(Dollars in Thousands)

	December 31, 2013	December 31, 2012

ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$ 148,689	$ 87,886
Accounts and Notes Receivable, Net	257,889	168,615
Rig Materials and Supplies	41,781	29,422
Deferred Costs	13,682	1,089
Deferred Income Taxes	9,940	8,742
Other Current Assets	47,302	46,377
TOTAL CURRENT ASSETS	519,283	342,131

PROPERTY, PLANT AND EQUIPMENT, NET	871,356	793,197

OTHER ASSETS
Deferred Income Taxes	102,420	95,295
Other Assets	41,697	25,110
TOTAL OTHER ASSETS	144,117	120,405

TOTAL ASSETS	$ 1,534,756	$ 1,255,733

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Current Portion of Long-Term Debt	$ 25,000	$ 10,000
Accounts Payable and Accrued Liabilities	182,152	141,866
TOTAL CURRENT LIABILITIES	207,152	151,866

LONG-TERM DEBT	628,781	469,205

LONG-TERM DEFERRED TAX LIABILITY	38,767	20,847

OTHER LONG-TERM LIABILITIES	26,913	23,182

TOTAL CONTROLLING INTEREST IN STOCKHOLDERS' EQUITY	631,697	591,404
Noncontrolling interest	1,446	(771)
TOTAL EQUITY	633,143	590,633

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 1,534,756	$ 1,255,733

Current Ratio	2.51	2.32

Total Debt as a Percent of Capitalization	51%	45%

Book Value Per Common Share	$ 5.24	$ 4.97

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

			Three Months Ended September 30,
	Three Months Ended December 31,
	2013	2012	2013

REVENUES	$ 243,321	$ 157,171	$ 237,762

EXPENSES:
Operating Expenses	158,380	112,873	153,145
Depreciation and Amortization	36,378	27,660	35,882
	194,758	140,533	189,027
TOTAL OPERATING GROSS MARGIN	48,563	16,638	48,735

General and Administrative Expense	(18,738)	(24,443)	(14,238)
Provision for Reduction in Carrying Value of Certain Assets	(2,544)	-	-
Gain on Disposition of Assets, Net	1,234	(492)	1,094

TOTAL OPERATING INCOME	28,515	(8,297)	35,591

OTHER INCOME AND (EXPENSE):
Interest Expense	(13,946)	(8,409)	(13,127)
Interest Income	58	44	130
Loss on extinguishment of debt	-	(364)	(5,218)
Change in fair value of derivative positions	-	47	-
Other	2,255	(464)	(146)
TOTAL OTHER EXPENSE	(11,633)	(9,146)	(18,361)

INCOME (LOSS) BEFORE INCOME TAXES	16,882	(17,443)	17,230

INCOME TAX EXPENSE	6,766	2,724	9,112

NET INCOME (LOSS)	10,116	(20,167)	8,118
Less: net income (loss) attributable to noncontrolling interest	(58)	(69)	148
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$ 10,174	$ (20,098)	$ 7,970

EARNINGS PER SHARE - BASIC
Net Income (loss)	$ 0.08	$ (0.17)	$ 0.07

EARNINGS PER SHARE - DILUTED
Net Income (loss)	$ 0.08	$ (0.17)	$ 0.07

NUMBER OF COMMON SHARES USED IN COMPUTING EARNINGS PER SHARE
Basic	119,930,516	118,503,732	119,990,196
Diluted	121,608,427	118,503,732	121,674,591

PARKER DRILLING COMPANY
Consolidated Statement Of Operations
(Dollars in Thousands, Except Per Share Data)
(Unaudited)

	Year Ended December 31,
	2013	2012	2011

REVENUES	$ 874,172	$ 677,761	$ 686,234

EXPENSES:
Operating Expenses	571,672	413,188	416,677
Depreciation and Amortization	134,053	113,017	112,136
	705,725	526,205	528,813
TOTAL OPERATING GROSS MARGIN	168,447	151,556	157,421

General and Administrative Expense	(68,025)	(46,257)	(31,567)
Impairment and other charges	-	-	(170,000)
Provision for Reduction in Carrying Value of Certain Assets	(2,544)	-	(1,350)
Gain on Disposition of Assets, Net	3,994	1,974	3,659

TOTAL OPERATING INCOME	101,872	107,273	(41,837)

OTHER INCOME AND (EXPENSE):
Interest Expense	(47,820)	(33,542)	(22,594)
Interest Income	2,451	153	256
Loss on extinguishment of debt	(5,218)	(2,130)	-
Change in fair value of derivative positions	54	55	(110)
Other	1,450	(832)	(1,127)
TOTAL OTHER EXPENSE	(49,083)	(36,296)	(23,575)

INCOME (LOSS) BEFORE INCOME TAXES	52,789	70,977	(65,412)

INCOME TAX EXPENSE (BENEFIT)	25,608	33,879	(14,767)

NET INCOME (LOSS)	27,181	37,098	(50,645)

Less: net income (loss) attributable to noncontrolling interest	164	(215)	(194)
NET INCOME (LOSS) ATTRIBUTABLE TO CONTROLLING INTEREST	$ 27,017	$ 37,313	$ (50,451)

EARNINGS PER SHARE - BASIC	$ 0.23	$ 0.32	$ (0.43)

EARNINGS PER SHARE - DILUTED	$ 0.22	$ 0.31	$ (0.43)

NUMBER OF COMMON SHARES USED IN COMPUTING
EARNINGS PER SHARE:
Basic	119,284,468	117,721,135	116,081,590
Diluted	121,224,550	119,093,590	116,081,590

PARKER DRILLING COMPANY
Selected Financial Data
(Dollars in Thousands)
(Unaudited)

	Three Months Ended			Year Ended December 31,
	December 31,		September 30,
	2013	2012	2013	2013	2012	2011

REVENUES:
Rental Tools	$ 81,324	$ 55,666	$ 89,613	$ 310,041	$ 246,900	$ 237,068
U.S. Barge Drilling	34,770	29,404	33,919	136,855	123,672	93,763
U.S. Drilling	18,690	1,387	18,693	66,928	1,387	-
International Drilling	97,568	67,596	88,563	333,962	291,772	318,481
Technical Services	10,969	3,118	6,974	26,386	14,030	27,284
Construction Contract	-	-	-	-	-	9,638
Total Revenues	243,321	157,171	237,762	874,172	677,761	686,234

OPERATING EXPENSES:
Rental Tools	45,736	22,823	48,739	163,024	88,884	74,491
U.S. Barge Drilling	17,416	16,382	18,112	71,260	69,572	65,144
U.S. Drilling	14,663	5,898	14,786	55,027	9,538	1,692
International Drilling	75,904	64,706	64,718	262,884	231,280	244,879
Technical Services	9,389	3,064	6,790	24,205	13,914	21,604
Construction Contract	(4,728)	-	-	(4,728)	-	8,867
Total Operating Expenses	158,380	112,873	153,145	571,672	413,188	416,677

OPERATING GROSS MARGIN:
Rental Tools	35,588	32,843	40,874	147,017	158,016	162,577
U.S. Barge Drilling	17,354	13,022	15,807	65,595	54,100	28,619
U.S. Drilling	4,027	(4,511)	3,907	11,901	(8,151)	(1,692)
International Drilling	21,664	2,890	23,845	71,078	60,492	73,602
Technical Services	1,580	54	184	2,181	116	5,680
Construction Contract	4,728	-	-	4,728	-	771
Depreciation and Amortization	(36,378)	(27,660)	(35,882)	(134,053)	(113,017)	(112,136)
Total Operating Gross Margin	48,563	16,638	48,735	168,447	151,556	157,421

PARKER DRILLING COMPANY
Adjusted EBITDA
(Dollars in Thousands)

	Three Months Ended
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013	December 31, 2012

Net Income (Loss) Attributable to Controlling Interest	$ 10,174	$ 7,970	$ 8,281	$ 592	$ (20,098)
Adjustments:
Income Tax (Benefit) Expense	6,766	9,112	11,233	(1,504)	2,724
Interest Expense	13,946	13,127	10,741	10,006	8,409
Other Income and Expense	(2,313)	5,234	(1,761)	107	737
Gain on Disposition of Assets, Net	(1,234)	(1,094)	(517)	(1,148)	492
Depreciation and Amortization	36,378	35,882	32,280	29,512	27,660
Provision for Reduction in Carrying Value of Certain Assets	2,544		-	-	-

Adjusted EBITDA	66,261	70,231	60,257	37,565	19,924

Adjustments:
Non-routine Items	3,306	4,819	11,390	3,463	15,921

Adjusted EBITDA after Non-routine Items	$ 69,567	$ 75,050	$ 71,647	$ 41,028	$ 35,845

CONTACT: Investor Relations: Richard Bajenski, Director, Investor Relations, (281) 406-2030; Media Relations: Stephanie Dixon, Manager, Marketing & Corporate Communications, (281) 406-2212